POWER OF ATTORNEY


	1.	Designation of Attorneys-in-Fact.  The undersigned, hereby designates each of James E. Defebaugh, Todd N. Gilman, Manal Boulos, and Kristy Harlan of K&L
Gates LLP, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.

	2.	Powers of Attorney-in-Fact.  Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange Commission ("SEC")
reports, forms and other filings, specifically including but not limited to
Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.

	3.	Effectiveness.  This power of attorney shall become effective upon the execution of this document.

	4.	Duration.  This power of attorney shall remain in effect until revoked by
me.  This power of attorney shall not be affected by disability of the principal.

	5.	Revocation.  This power of attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact.  If this power of attorney has been recorded, the written notice of revocation shall also be recorded.

	Date:  May 26, 2015.


	_Joan M. Davison_
	Joan M. Davison

STATE OF Illinois	)

COUNTY OF Cook		)

	SIGNED OR ATTESTED before me on May 26, 2015, by _____.

			_Jorge L. Abelar_
			Signature of Notary Public

			Jorge L. Abelar
	(Seal)		Typed Name of Notary Public
			Residing at: Cook
			My commission expires: May 29, 2017